EXHIBIT 1(n)

                            CERTIFICATE OF AMENDMENT
                                       OF
                              CERTIFICATE OF TRUST
                                       OF
                      MERCURY ASSET MANAGEMENT MASTER TRUST


      MERCURY ASSET MANAGEMENT MASTER TRUST, a business trust organized and existing under the Delaware Business Trust Act (12 Del. C. ss. 3801, et seq.), does hereby certify that:

            1. Name. The name of the business trust (hereinafter called the "Trust") is MERCURY ASSET MANAGEMENT MASTER TRUST.

            2. The Certificate of Trust of the Trust is hereby amended to change the name of the Trust to MERCURY MASTER TRUST.

            3. Effective Date. This Certificate of Trust shall be effective upon the date and time of filing.

      IN WITNESS WHEREOF, the undersigned, being a trustee of the Trust, has executed this Certificate of Amendment as of September 6, 2000


                                                     By: /s/ Terry K. Glenn
                                                        ------------------------
                                                     Name: Terry K. Glenn
                                                     Title:   Trustee